Exhibit 10.1
        AMENDMENT AGREEMENT, dated as of December 23, 2022 (this “Amendment”), in respect of the Credit Agreement (as defined below) among Invacare Corporation, an Ohio corporation (the “Borrower”), the Lenders party hereto (such Lenders, including all of the Lenders holding Third Additional Term Loan Commitments and all Lenders holding outstanding Term Loans, the “Consenting Lenders”) and Cantor Fitzgerald Securities, as Administrative Agent (the “Administrative Agent”).
RECITALS
A.Reference is made to that certain Credit Agreement dated as of July 26, 2022 (as amended by that certain Amendment Agreement and Joinder to Foreign Guarantee Agreement dated as of October 3, 2022 and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”) among the Borrower, the Lenders party thereto, GLAS Trust Corporation Limited, as Collateral Agent, and the Administrative Agent.
B.Section 4.04 of the Credit Agreement sets forth the conditions to the obligations of the Lenders holding Third Additional Term Loan Commitments to make Third Additional Loans.
C.The Borrower has requested that, in connection with a proposed borrowing of up to $5,500,000 of Third Additional Loans (such amount of Third Additional Loans, the “Specified Amount”), the Administrative Agent and the Lenders holding Third Additional Term Loan Commitments (i) waive the conditions to the obligations of such Lenders set forth in Section 4.04(b) and 4.04(f)(ii) of the Credit Agreement and (ii) modify the condition set forth in Section 4.04(g) of the Credit Agreement requiring a Borrowing Request be delivered prior to the date of a proposed borrowing to instead require a Borrowing Request be delivered on or prior to the date of a proposed borrowing (such waived and modified conditions, the “Specified Conditions”), in each case, solely with respect to the making of the Specified Amount of Third Additional Loans (the waiver and modification of the Specified Conditions in connection therewith, the “Limited Waiver”), and the Administrative Agent and the Consenting Lenders are willing to agree to the Limited Waiver on the terms and conditions set forth herein.
D.In connection with the Limited Waiver, the Borrower, the Administrative Agent and the Consenting Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as follows.
AGREEMENTS
        In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Consenting Lenders and the Administrative Agent hereby agree as follows:
        SECTION 1. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction specified in Section 1.03 of the Amended Credit Agreement also apply to this Amendment mutatis mutandis.
SECTION 2.    Limited Waiver.
(a)     Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance on the representations set forth in Section 5 below, the Administrative Agent and the Lenders party hereto, constituting all Lenders holding Third Additional Term Loan

Commitments and Term Loans, hereby consent and agree to the Limited Waiver solely with respect to a single borrowing in an amount not to exceed the Specified Amount of Third Additional Loans on or prior to December 23, 2022; provided that the Loan Parties shall continue to comply with all other limitations, restrictions, or prohibitions that would otherwise be effective or applicable under the Credit Agreement or any of the other Loan Documents (including all other conditions to Borrowing set forth in Section 4.04 of the Credit Agreement). The Limited Waiver shall be effective only in the specific instance and for the purpose for which it is given and does not create a course of dealing.
(b)     The foregoing Limited Waiver is limited in nature and, except as expressly set forth in this Amendment, shall not constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other condition to borrowing under the Credit Agreement.
SECTION 3. Amendment of the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, on the Amendment No. 2 Effective Date, the Borrower, the Administrative Agent and the Consenting Lenders agree that the Credit Agreement shall be amended as follows:
(a)     The following definition shall be added to Article I of the Credit Agreement:
““Amendment No. 2” means the Amendment Agreement, dated as of December 23, 2022, among the Borrower, the Administrative Agent and the Lenders party thereto.”
(b)     The definition of “Third Additional Funding Date” appearing in Article I of the Credit Agreement shall be amended and restated in its entirety as follows:
““Third Additional Funding Date” means each date on which the conditions specified in Section 4.04 are satisfied (or waived in accordance with Section 9.02).”
(c)    Section 2.01(d) of the Credit Agreement shall be amended and restated in its entirety as follows:
“(d)    Third Additional Term Loans. Subject to the terms and conditions set forth herein, during the Third Additional Funding Availability Period, each Term Lender agrees to make a Third Additional Term Loan to the Borrower on each Third Additional Funding Date denominated in Dollars in a principal amount equal to its Third Additional Term Loan Commitment. Amounts repaid or prepaid in respect of Third Additional Term Loans may not be reborrowed. The Third Additional Term Loan Commitment of each Lender shall be automatically and permanently reduced by the aggregate amount of Third Additional Term Loans funded by such Lender on each Third Additional Funding Date. All Third Additional Term Loan Commitments, to the extent not already reduced, shall be automatically and permanently reduced to $0 upon the expiration of the Third Additional Funding Availability Period.”
(d)    The following Section 5.15 shall be added to Article V of the Credit Agreement as follows:
“Section 5.15 Business Plan. Unless waived or extended in writing by counsel to the Borrower and the Required Lenders or the Administrative Agent (with the consent of the Required Lenders) (which may be by email), by no later than January 9, 2023, the Borrower shall have delivered to the advisors to the Lenders (including Davis Polk & Wardwell LLP and Ducera

Partners LLC) a business plan with respect to the Borrower and its subsidiaries in form and substance acceptable to the Required Lenders.”
(e)    The following Section 6.20 shall be added to Article VI of the Credit Agreement as follows:
“Section 6.20    Use of Proceeds. The Borrower will not, and will not permit any Restricted Subsidiary to, use any of the proceeds of the Third Additional Loans to, directly or indirectly, (i) pay principal, interest, fees or other amounts on the 2024 Notes or the 2026 Notes or (ii) to make payments not generally contemplated by the cash flow forecast provided to the Lenders on the Amendment No. 2 Effective Date (as defined in Amendment No. 2).”
(f)    Section 7.01(d) of the Credit Agreement shall be amended and restated in its entirely as follows:
“(d)    the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of the Borrower), 5.15 or in Article VI;”
(g)    As used in the Amended Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, from and after the Amendment No. 2 Effective Date, mean or refer to the Amended Credit Agreement.
(h)    As used in any other Loan Document, all references to the “Credit Agreement” in such Loan Documents shall, unless the context otherwise requires, mean or refer to the Amended Credit Agreement.
        SECTION 4. Amendment Effectiveness. This Amendment shall become effective upon the satisfaction or waiver of the following conditions (the “Amendment No. 2 Effective Date”):
(a)The Administrative Agent shall have received either (x) counterparts of this Amendment signed on behalf of all parties to this Amendment or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.
(b)The Administrative Agent and the Lenders shall have received all expenses required to be paid by the Borrower for which invoices have been presented prior to the Effective Date (except as otherwise agreed by the Borrower).
(c)Immediately before and after giving effect to this Amendment, no Default shall have occurred and is continuing.
(d)The representations and warranties set forth in Section 5 shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on and as of the Amendment No. 2 Effective Date or on such earlier date, as the case may be.

(e)The Administrative Agent shall have received a certificate of the Borrower dated as of the Amendment No. 2 Effective Date confirming compliance with the conditions set forth in paragraphs (c) and (d) of this Section 4.
        SECTION 5. Representations and Warranties. By its execution of this Amendment, the Borrower (solely as to itself and its Restricted Subsidiaries) hereby certifies that, as of the Amendment No. 2 Effective Date:
(a)Immediately before and after giving effect to this Amendment, no Default has occurred and is continuing.
(b)This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)After giving effect to this Amendment, the representations and warranties of each Loan Party set forth in the Loan Documents (other than those set forth in Section 3.04(c) and Section 3.14 of the Credit Agreement) are true and correct in all material respects on and as of the Amendment No. 2 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects on and as of the Amendment No. 2 Effective Date or on such earlier date, as the case may be.
(d)This Amendment and the execution, delivery and performance of this Amendment (and the transactions contemplated hereby) (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) the Organizational Documents of any Loan Party, or (ii) any Requirements of Law applicable to the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets (including, without limitation, the Credit Agreement), or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents and the Senior Secured Convertible Notes Documents, except (in the case of each of clauses (a), (b)(ii) and (c) (other than in respect of representations made with respect to the Credit Agreement in clause (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 6. Acknowledgments and Agreements.
(a)The Borrower, on behalf of itself and each other Loan Party, hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants, guarantees, pledges, grants of Liens, agreements and undertakings or other commitments contained in each Loan Document to which it is a party, including, in each case, such covenants, guarantees, pledges, grants of Liens, agreements and undertakings or other commitments as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) such Loan Party’s guarantee of the Secured Obligations under the Foreign Guarantee Agreement, (iii) such Loan Party’s grant of Liens on the Collateral to secure the Secured Obligations pursuant to the Security Documents, and (iv) agrees that (A) each Loan Document to which it is a party shall continue to be in full force and effect and (B) all guarantees, pledges, grants of Liens, covenants, agreements and other commitments by such Loan Party under the Loan Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Amendment. The parties hereto acknowledge and agree that the Limited Waiver and the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the date hereof.
(b)The parties hereto hereby agree that the Third Additional Term Loan Commitments remain unchanged following execution of this Amendment and that upon the borrowing of the Specified Amount, the aggregate amount of the Lenders’ Third Additional Term Loan Commitments shall be equal to $14,000,000.
        SECTION 7. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with the terms of the Credit Agreement.
        SECTION 8. Liens Unimpaired. After giving effect to this Amendment, none of the modifications of the Credit Agreement effected pursuant to this Amendment and the execution, delivery, performance or effectiveness of this Amendment:
        (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations, whether heretofore or hereafter incurred; or
        (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
        SECTION 9. Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment and the Amended Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or the Collateral Agreements, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the Collateral Agreements, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the “Credit Agreement”, whether direct or indirect, shall hereafter be deemed to be a reference to the Amended Credit Agreement and that this Amendment is a “Loan Document”.
        SECTION 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 9.09 AND 9.10 OF THE AMENDED CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

        SECTION 11. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
        SECTION 12. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal.
        SECTION 13. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
        SECTION 14. Concerning the Administrative Agent. Each of the undersigned Consenting Lenders party to this Amendment, together constituting all the Lenders and all of the Lenders holding Third Additional Term Loan Commitments, by its execution hereof, authorizes and directs the Administrative Agent to execute and deliver this Amendment and to perform its obligations hereunder. The rights, privileges and immunities of the Administrative Agent set forth in the Credit Agreement shall be incorporated into this Amendment as though fully set forth herein.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized signatories as of the date first above written.

INVACARE CORPORATION,
as Borrower
By:    /s/ Kathleen P. Leneghan
Name:    Kathleen P. Leneghan
Title:    Senior Vice President and Chief Financial Officer

CANTOR FITZGERALD SECURITIES, as Administrative Agent
By:    /s/ James Buccola
Name:    James Buccola
Title:    Head of Fixed Income Authorized Signatory

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P., as a Lender
By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity
By:    /s/ Jonathan Segal
Name:    Jonathan Segal
Title:    Managing Director, Co-Chief Investment Officer